Exhibit 7.3

December 2, 2003

N.A. Degerstrom, Inc.

N. 3303 Sullivan Road

Spokane, Washington 99216

Attn: N. A. Degerstrom

Dear Sirs:

Settlement Agreement

We refer to the following agreements:

(a)	the Asset and Share Acquisition Agreement made March 8, 1995 among N.A. Degerstrom, Inc. (NADI), Brian Gavin (Gavin), Jorge Vargas (Vargas), Enrique Rufino Marzari Elizalde (Elizalde), Minera Andes S.A. (MASA), Minera Andes Inc. (MAI) and NAD (S.A.) (NADSA)

(the Asset Agreement);

(b)	the Operating Agreement dated effective March 15, 1995 among MAI, NADSA, MASA and NADI

(the Operating Agreement);

(c)	the letter agreement between NADI and MAI dated May 30, 2003 providing for a lock-up over all shares of MAI held by NADI

(the Existing Lock-up Agreement).

The parties acknowledge that:

(a)	pursuant to the Asset Agreement, Vargas granted an option to MAI to acquire the one issued and outstanding shares in the capital of MASA held by him (the Vargas Option) and Elizalde granted an option to MAI to acquire the one issued and outstanding shares in the capital of NADSA held by him (the Elizalde Option);

(b)	MAI has incorporated a wholly-owned subsidiary, Minera Andes (Cayman) Inc. (MACA);

3303 N. Sullivan Road    ●    Spokane, Washington 99216    ●    Phone: (509) 921-7322    ●    Fax: (509) 921-7325

(c)	MAI has sold to NADI all of the issued and outstanding shares in the capital of NADSA held by it (being all of the issued and outstanding shares of NADSA other than the one share of NADSA held by Elizalde) and has assigned to NADI the Elizalde Option (collectively, the NADSA Sale) and NADSA is no longer a party to the Operating Agreement;

(d)	prior to the NADSA Sale, the NAD Properties (as such term is defined in the Asset Agreement) were transferred to MASA;

(e)	pursuant to the Asset Agreement, the Royalty (as such term is defined in the Asset Agreement) was granted to NADI by MAI and MASA (among others) in respect of the Properties, the MASA Properties the NAD Properties and any Future Properties (as such terms are defined in the Asset Agreement);

(f)	attached to this letter agreement as Schedule A is a list of all properties that are, as at the date of this letter agreement, the subject of the Royalty (collectively, the Current Properties);

(g)	pursuant to the Asset Agreement, MAI agreed, in certain circumstances, to issue additional common shares in the capital of MAI to NADI as a Bonus (as such term is defined in the Asset Agreement); and

(h)	the number of shares that were the subject of the Bonus is equal to 1,213,409 common shares of MAI.

The purpose of this letter agreement is to set forth the agreement reached by the parties to terminate the Operating Agreement and the Existing Lock-up Agreement, and to terminate certain provisions of and assign certain benefits under the Asset Agreement.

As a consequence of the NADSA Sale and the fact that NAD is no longer a party to the Operating Agreement, the agreement of NADSA and of Elizalde are not required in order to give effect to the transactions contemplated by this letter agreement and they therefore are not parties to this letter agreement. As there are no obligations of Gavin or Vargas arising under the Asset Agreement that have not been performed, the agreement of Gavin and of Vargas are not required in order to give effect to the transactions contemplated by this letter agreement and they therefore are not parties to this letter agreement.

In consideration of entering into this letter agreement and the payment to each party by the other of $1.00 and other good and valuable consideration, but subject to the conditions referred to below, the parties agree as follows:

1.	Termination of Operating Agreement

1.1.	The Operating Agreement is terminated effective December 31, 2003 or such earlier date as MAI may direct by notice in writing given to NADI, provided that section 5.9 (Confidentiality) of the Operating Agreement will survive such termination and continue to be binding.

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1.2.	Following termination of the Operating Agreement, NADI will provide one or more accounts to MAI for any outstanding amounts owed under the Operating Agreement and MAI will pay those accounts promptly following receipt.

1.3.	Upon termination of the Operating Agreement MAI will vacate the office space currently provided by NADI under the Operating Agreement.

2.	Transitional Matters

2.1.	Prior to January 1, 2004, MAI will establish its own accounting system and NADI and MAI will transfer MAI’s accounting data from NADI’s accounting system to MAI’s accounting system. NADI will cooperate with MAI and any consultants it may retain and will assist MAI in transferring the accounting data to the MAI accounting system. NADI will provide MAI and its auditors with access to the accounting system as required for the purpose of completing the preparation and audit of MAI’s financial statements for the year ended December 31, 2003.

2.2.	NADI shall not, unless otherwise consented to in writing by MAI, for a period of five years following the termination of the Operating Agreement, destroy or otherwise dispose of any books, records, financial or accounting data relating to MAI (the “Records”) without first offering to surrender the Records to MAI. NADI shall provide MAI and its authorized representatives with access to the Records during normal business hours following the termination of the Operating Agreement upon prior written notice for purposes of tax and other government audits, litigation and other proceedings by and against MAI.

2.3.	Until December 31, 2003 or for such shorter period as may be requested by MAI, NADI will provide Judi Tallman on a full time basis to assist in transitioning MAI into a self sufficient operation including training personnel, if needed. Subsequently, NADI will enable Judi Tallman to provide such assistance as may be reasonably required by MAI in preparing its financial statements and preparing and making other regulatory filings until December 31, 2004, including without limitation its annual report on Form 10K-SB.

2.4.	NAD will provide MAI with such assistance as is necessary for MAI to produce its annual financial statements for the year ended December 31, 2003, including entering data into NAD’s accounting system so as to allow production of the statements.

2.5.	Until December 31, 2003, or for such shorter period as may be requested by MAI, NADI will provide MAI with payroll and benefits (including retirement and medical plans) services.

2.6.	NADI will bill MAI for any out-of-pocket expenses of NADI in providing the transitional services referred to in this Section 2 and MAI will pay those accounts promptly following receipt.

3.	Board of Directors

3.1.	The parties acknowledge that NADI has never had and, upon termination of the Operating Agreement will not have, any right to nominate persons for election as a director of MAI or to otherwise have any board representation.

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4.	Lock-up Agreement

4.1.	The Existing Lock-up Agreement is terminated effective immediately.

4.2.	MAI covenants and agrees with NADI that it will continue to assist NADI in identifying a suitable buyer for some or all of the common shares of MAI held by NADI and to discuss with NADI alternatives that are available for such a sale, provided that MAI shall have no obligation to include such shares as part of any public offering or private placement undertaken by MAI. NADI agrees to liaise with MAI with respect to any proposed sale by NADI of is shares so as not to disrupt an orderly market for MAI’s common shares and so as to minimize any effect upon MAI’s own capital raising efforts.

5.	The Asset Agreement – Assignment of Royalty and Cancellation of Bonus

5.1.	NADI hereby represents and warrants to MACA that it has not previously sold, assigned or transferred the Royalty to any other party or in any way encumbered the Royalty. NADI and MACA acknowledge that no amounts have been paid (nor have any amounts been required to have been paid) under the Royalty to the date of this letter agreement.

5.2.	NADI hereby agrees to sell, assign and transfer to MACA and MACA hereby agrees to purchase all of NADI’s right, title and interest in the Royalty, effective the date that MACA provides to NADI a notice of transfer, together with payment in accordance with section 5.5(a).

5.3.	All parties acknowledge that the Royalty covers only the Current Properties and that, effective upon the transfer referred to in section 5.2, it will be held by MACA.

5.4.	Effective upon completion of the transfer of the Royalty pursuant to section 5.2, NADI hereby releases MAI and the other parties to the Asset Agreement from any obligation to issue the shares comprised in the Bonus and the parties agree that such obligation will be extinguished.

5.5.	MAI and MACA agree to pay to NADI:

(a)	forthwith after receipt of the approvals referred to below under Conditions and written notice by MACA to NADI under section 5.2, the sum of US$500,000; and

(b)	forthwith after written notice by MACA to NADI under section 5.2 and:

(i)	receipt by MAI or any of its subsidiaries of a Bankable Feasibility (as such term is defined in the Asset Agreement), or

(ii)	if no Bankable Feasibility is prepared, upon attaining commercial production;

in respect of any of the Current Properties other than those properties listed in paragraph 2(b) of Schedule A (which are the properties that comprise the San José project), the sum of US$250,000, provided that the obligation to make this additional payment:

(iii)	shall expire on the tenth anniversary of the date on which MAI becomes obligated to make the payment to NADI referred to in paragraph (a) immediately above;

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(iv)	shall not extend to any Current Property that MAI abandons or in respect of which MAI determines to allow its rights to lapse;

(v)	for greater certainty, shall extend to any Current Property that MAI sells; and

(vi)	shall only arise once, in respect of the first of the Current Properties to satisfy the conditions set out in clauses (i) or (ii) immediately above.

6.	Conditions

6.1.	This Agreement is conditional upon approval by the board of directors of MAI and approval by the independent directors of MAI.

6.2.	The parties agree that:

(a)	the provisions of Section 4 of this letter agreement take effect immediately after NADI receives notice of the approval referred to in section 6.1 and are not subject to any other condition; and

(b)	the provision of Sections 1, 2 and 5 are subject to the condition in Section 6.1 and receipt by MAI of the approval of the TSX Venture Exchange (the TSXV) and, if required by the TSXV, the approval of the shareholders of MAI. The parties agree to exercise all commercially reasonable efforts to obtain such approvals on a timely basis.

7.	General

7.1.	Any notice to be given hereunder shall be in writing and shall be delivered in person or transmitted by facsimile or other means of recorded electronic communication to the address of each party show below next to their signature or to such other address or addresses as any such party may from time to time designate for itself by like notice.

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted or, if such day is not a business day in the place of receipt, on the next following business day.

7.2.	The parties agree to execute and deliver all such further documents and to do all such other acts and things that may be necessary or desirable, or that another party may reasonably request, from time to time in order to give effect fully to the provisions and intent of this letter agreement.

7.3.	This letter agreement shall be governed by the laws of Washington State. The parties hereto hereby attorn to the non-exclusive jurisdiction of the Courts of Washington State.

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7.4.	This letter agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. No party hereto may assign or transfer all or any part of its rights hereunder or any interest therein without the prior written consent of the other parties from whom the rights in question are derived, such consent not to be unreasonably withheld.

7.5.	Time shall be of the essence of this letter agreement.

7.6.	This letter agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Executed copies of this letter agreement may be delivered by facsimile transmission and it shall not be necessary to confirm execution by delivery of originally executed documents.

7.7.	Each party shall pay any expenses incurred by it incident to this letter agreement and preparing to consummate the transactions provided for herein.

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7.8.	If the foregoing accurately sets forth the agreement we have reached, please sign a copy of this letter and return it to us.

Yours truly

MINERA ANDES INC.		Address for Notice: 3303 North Sullivan Road Spokane, Washington USA 99216 Fax: (509) 921-7325

By:	/s/ ALLEN V. AMBROSE

President
Date:	December 2, 2003

We agree to the foregoing:

N.A. DEGERSTROM, INC.		Address for Notice: 3303 N. Sullivan Road Spokane, WA 99216 Fax: (509) 927-2010

By:	/s/ JAMES A. FISH

Title:	Vice- President
Date:	December 2, 2003

MINERA ANDES S.A.		Address for Notice: c/o Minera Andes Inc. 3303 N. Sullivan Road Spokane, WA 99216 Fax: (509) 921-7325

By:	/s/ BRIAN GAVIN

Title:	Apoderado
Date:	December 2, 2003

MINERA ANDES (CAYMAN) INC.		Address for Notice: c/o Minera Andes Inc. 3303 N. Sullivan Road Spokane, WA 99216 Fax: (509) 921-7325

By:	/s/ ALLEN V. AMBROSE

Title:
Date:	December 2, 2003

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SCHEDULE A

Set forth below is a description of the current properties:

Properties are held either directly by Minera Andes S.A. (“MASA”) or indirectly through MASA’s ownership of 49% of Minera Santa Cruz S.A. (“MSC”). MSC is the holding and operating company for the San José project, a joint venture between Minera Andes Inc. (“MAI”) and Mauricio Hochschild y Compañia Limitada (“MHC”). The San José project includes the Huevos Verdes area.

1.	San Juan Province

The following properties are owned by Minera Andes S.A.

(a)	Cateos

File Number	Department	Area (Hectares)
545.955-D-94	Calingasta	7,200 has
545.957-D-94	Calingasta	1,920 has
545.996-D-94	Calingasta	4,900 has
545.997-D-94	Calingasta	9,750 has
545.949-N-94	Calingasta	8,800 has
545.995-N-94	Calingasta	3,500 has

(b)	Manifestations of Discovery

File Number	Department	Area (Hectares)
520-0358-97	Calingasta	4,980 has
520-0963-97	Calingasta	1,200 has
520-0279-98	Calingasta	2,098 has
520-0280-98	Calingasta	1,320 has
0229-F-28	Calingasta	4,987.5 has
0952-F-28	Calingasta	7,62.5 has
0953-F-28	Calingasta	1,000 has
0954-F-28	Calingasta	1,000 has
0955-F-28	Calingasta	1,000 has
0956-F-28	Calingasta	1,000 has
0230-F-28	Calingasta	3,500 has

2.	Santa Cruz Province

(a)	Minera Andes S.A.

The following properties are owned by Minera Andes S.A.

i.	Cateos

File Number	Name	Area (Hectares)
406081/MA/02	Lago de Olín	1,400 has
406082/MA/02	La Taba	2,000 has
406083/MA/02	La Española	1,500 has
406084/MA/02	El Meridiano	2,000 has
406085/MA/02	Sierrra Morena	4,000 has
406086/MA/02	San Agustín	3,900 has
406087/MA/02	Las Lomas	2,400 has
406088/MA/02	La Mata	5,000 has
406089/MA/02	La Huella	3,445 has
406090/MA/02	El Truma	2,450 has
406091/MA/02	C° Mojon	5,850 has
406092/MA/02	C° Dos Aguadas	3,420 has
406093/MA/02	C° Botellón	2,000 has
406094/MA/02	Bajo de los Calafates	1,500 has
406350/MA/02	Oeste	5,067 has
406347/MA/02	Este	4,746 has
407541/MA/03	El Truma II	3,824 has

ii.	Manifestations of Discovery

File Number	Name	Area (Hectares)
411.338/MA/99	Dos A	999.6 has
411.337/MA/99	Dos B	999.6 has
411.336/MA/99	Dos C	999.6 has
411.335/MA/99	Dos D	501.2 has
412.847/MA/00	Seis D	869.75 has
412.848/MA/99	Siete B	750 has
414.783/MA/00	Once D	900 has
413.101/MA/00	Cuatro A	750 has
413.102/MA/00	Cuatro B	750 has
413.103/MA/00	Cuatro C	675 has
413.104/MA/00	Nueve A	1.000 has
414.285/MA/00	Ocho C	874 has
414.268/MA/00	Nueve B	1.000 has
414.269/MA/00	Nueve C	671.5 has
414.270/MA/00	Nueve D	671.5 has
400.244/MA/01	Seis E	900 has
400.245/MA/01	Seis G	817 has
404.639/MA/01	Cinco F	1,022 has
401.504/MA/01	Cinco I	930 has

File Number	Name	Area (Hectares)
401.218/MA/01	Dos H	911.35 has
401.219/MA/01	Dos I	797.1 has
402.318/MA/01	Seis H	994 has
402.316/MA/01	Seis I	994 has
402.317/MA/01	Seis J	887 has
414.525/MA/00	Dos E	911.35 has
414.526/MA/00	Dos F	990 has
414.524/MA/00	Dos G	990 has
401.220/MA/01	Dos J	900 has
413.099/MA/00	Cinco B	950 has
413.100/MA/00	Cinco C	490.6 has

(b)	Minera Santa Cruz S.A.

The following properties are owned by Minera Santa Cruz S.A., which owns the following properties as part of the San José Project, a joint venture with Mauricio Hochschild y Compañía Limitada.

i.	Cateos

File Number	Name	Area (Hectares)
403089/MSC/01	Cateo	10,200 has

ii.	Manifestations of Discovery

File Number	Name	Area (Hectares)
410089/MA/99	Saavedra 5	800 has
410090/MA/99	Saavedra 7a	1,000 has
410091/MA/99	Saavedra 2a	1,000 has
410092/MA/99	Saavedra 8	1,000 has
410093/MA/99	Saavedra 1a	1,000 has
410094/MA/99	Saavedra 6b	800 has
410095/MA/99	Saavedra 4	800 has
410096/MA/99	Saavedra 3	800 has
410411/MA/99	El Pluma 1	750 has
410412/MA/99	El Pluma E1	1,000 has
411331/MA/99	Tres Colores B	998.5 has
411332/MA/99	Tres Colores A	1,000 has
411333/MA/99	Tres A	1,000 has
411334/MA/99	Tres B	750 has
412277/MA99	El Pluma 2	1,000 has
412278/MA/99	El Pluma E2	1,000 has
412279/MA/99	El Pluma 3	750 has
412280/MA/99	El Pluma E3	800 has
412281/MA/99	El Pluma 4	1,000 has
413095/MA/00	Uno A	840 has
413096/MA/00	Uno B	840. has
413097/MA/00	Uno C	820.2 has

File Number	Name	Area (Hectares)
413395/MA/00	Saavedra 10	1,000. has
413396/MA/00	Saavedra 9	1,000. has
414264/MA/00	Tres C	980. has
414265/MA/00	Tres D	770.13 has
414266/MA/00	Tres E	999.93 has
414267/MA/00	Tres F	999.93 has
414639/MA/00	Tres Colores G	397.5 has
414640/MA/00	Tres Colores D	90. has
414641/MA/00	Tres Colores F	901 has
414642/MA/00	Tres Colores C	901 has
414643/MA/00	Tres Colores E	901 has
400625/MA/01	SaavNE1	1,000 has
400626/MA/01	SaavNE2	1,000 has
400627/MA/01	SaavNE3	500 has
400764/MA/01	Uno F	594 has
400765/MA/01	Uno D	840. has
400766/MA/01	Uno E	840 has
401507/MA/01	Uno G	1,103.7 has
401508/MA/01	Uno H	560.4 has
401509/MA/01	Uno I	560.4 has
401874/MA/01	Saavedra 11	1,000 has
401875/MA/01	Saavedra 12	1,000 has
401876/MA/01	Saavedra 13	1,000 has
401877/MA/01	Saavedra 14	1,000 has

3.	Chubut Province

The following properties are owned by Minera Andes S.A.

(a)	Cateos

File Number	Name	Area (Hectares)
13127/97	La María	4,000 has
13309/98	El Valle 2	2,750 has
13970/02	El Triunfo	2,600 has
13971/02	Los Zorros	3,998.5 has
13972/02	Los Zorros II	4,805 has
13973/02	El Montero	1,500 has
13974/02	La Morena	2,430 has
13975/02	La Morena Este	1,485 has
13976/02	Cerro Negro Oeste	980 has
13977/02	Cerro Negro Norte	1,482 has
13978/02	Estancia Shaman	1,800 has
13979/02	El Mogote	1,480 has

(b)	Manifestations of Discovery

File Number	Name	Area (Hectares)
13658/01	La Maria I	1,600 has
13659/01	La María II	1,600 has
13660/01	La María III	1,600 has
13749/01	Valle Uno a	625 has
13750/01	Valle Uno b	625 has
13751/01	Valle Uno c	625 has
13752/01	Valle Dos a	900 has
13753/01	Valle Dos b	900 has
13754/01	Valle Dos c	900 has
13755/01	Valle Dos d	100 has
13759/01	Valle Uno d	625 has
13792/02	La María IV	1,600 has
13793/02	La María V	1,600 has
13794/02	La María VI	1,600 has
13796/02	Valle Dos e	900 has
13797/02	Valle Dos f	900 has
13798/02	Valle Dos g	900 has
14088/03	Valle Dos h	1,600 has
14089/03	Valle Dos i	400 has